UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2016

Shutterfly, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On March 17, 2016, Shutterfly, Inc. (the “Company”) publicly announced that on March 15, 2016, the Board of Directors (the “Board”) of the Company approved the appointment of Christopher North, age 45, as the Company’s next President and Chief Executive Officer, to take effect upon his commencement of employment, which is expected to occur on May 31, 2016 (the “Employment Date”). Upon the Employment Date, Mr. North will be simultaneously appointed to the Board. Mr. North has been employed by Amazon since 2006. He has served as Amazon’s UK Country Manager since January 2011, initially as Managing Director of Amazon.co.uk Ltd. until May 2015 and then as UK Managing Director of Amazon EU Sarl until the present. Prior to January 2011, he served as Vice President, UK Media, and prior to that role, as Vice President, UK Books at Amazon. Prior to joining Amazon, Mr. North served as Managing Director of Phaidon Press Ltd., as Chief Operating Officer at HarperCollins Canada Ltd., as Vice President and General Manager, Electronic Publishing at HarperCollins Publishers, and as a Management Consultant at Booz Allen Hamilton. Mr. North received a B.A. in Economics from Harvard College and an M.A. in Philosophy from New York University.

In connection with this appointment, the Board approved, and Mr. North and the Company entered into, an Offer Letter of Employment dated March 15, 2016 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. North will receive an initial annual base salary of $700,000. From the second anniversary through the fourth anniversary of his Employment Date, his annual base salary will be increased to $750,000, and thereafter will be determined by the Board. In addition, Mr. North will be eligible for an annual performance bonus, with a target amount equal to 100% of his base salary, based on performance objectives set and being satisfied, as determined by the Board, which is currently paid on a quarterly basis. For 2016, Mr. North will be paid such quarterly bonus payments at target performance achievement, or if higher, at actual performance achievement, with such payments to be pro-rated for the partial period of time he is employed by the Company.

Mr. North will also receive a transition bonus of $1,500,000 within 30 days of his Employment Date, of which a portion will be subject to repayment by Mr. North if he voluntarily terminates his employment or the Company terminates his employment for Cause (as defined in the Offer Letter) as follows: (i) if the termination occurs during the first year of his employment, (x) $500,000 plus (y) a pro-rated potion of $1,000,000 based on the portion of the year he was employed by the Company, and (ii) if the termination occurs during the second year of his employment, a pro-rated portion of $500,000 based on the portion of the year he was employed by the Company during the second year.

On the Employment Date, the Company will grant Mr. North a restricted stock unit award covering 150,000 shares of the Company’s Common Stock (the “RSU”) that will vest as follows: (i) 40,000 shares on the first anniversary of the Employment Date, (ii) 50,000 shares on the second anniversary of the Employment Date, and (iii) 60,000 shares on the third anniversary of the Employment Date, subject to Mr. North’s continued employment as Chief Executive Officer of the Company on the respective vesting dates. On the Employment Date, the Company will also grant Mr. North a stock option to purchase 850,000 shares of the Company’s Common Stock (the “Option”), with an exercise price equal to the closing price of the Company’s Common Stock on the date of grant. The Option will vest as follows: 25% of the total shares subject to the Option will vest on the first anniversary of the Employment Date, and 1/48th of the total shares subject to the Option will vest monthly over the following 36 months, subject to Mr. North’s continued employment as Chief Executive Officer of the Company on the respective vesting dates.

If Mr. North’s employment with the Company is terminated without Cause or he resigns his employment for Good Reason (as defined in the Offer Letter), whether or not in connection with a Change in Control of the Company (as defined in the Offer Letter), then Mr. North will be entitled to receive: (i) his accrued compensation, (ii) a lump sum payment equal to 12 months of his then-current base salary, (iii) a lump sum payment equal to 100% of his target bonus (assuming target achievement for the then-current fiscal year), (iv) waiver of the obligation to repay any portion of (x) $1,000,000 of the transition bonus that remains subject to the repayment provision (as described above) if the termination occurs during the first year of employment or (y) $500,000 of the transition bonus that remains subject to the repayment provision (as described above) if the termination occurs during the second year of employment, (v) a lump sum payment equal to the applicable COBRA payments for 18 months, (vi) acceleration of all then-unvested shares subject to the RSU, and (vii) if the termination occurs after the first anniversary of the Employment Date, acceleration of the number of then-unvested shares subject to the Option that would have vested during the next 12 months. Receipt of these severance benefits is conditioned on execution by Mr. North of a release of claims in favor of the Company.

If Mr. North’s employment with the Company is terminated without Cause or he resigns his employment for Good Reason within 90 days before or 12 months after a Change in Control of the Company, then Mr. North will be entitled to receive the same benefits as described in the preceding paragraph and if the termination occurs (x) after the first anniversary of the Employment Date, acceleration of the number of then-unvested shares subject to the Option that would have vested during the next 12 months or (y) after the second anniversary of the Employment Date, acceleration of all then-unvested shares subject to the Option. Receipt of these severance benefits is conditioned on execution by Mr. North of a release of claims in favor of the Company.

If the Company terminates the Offer Letter prior to the Employment Date and on or before September 30, 2016, for any reason other than Cause, then the Company will (i) pay Mr. North a lump sum payment of $6,000,000, and (ii) reimburse Mr. North for his legal fees in connection with the Offer Letter and his relocation expenses, subject to the limits set forth in the Offer Letter. Receipt of these benefits is conditioned on execution by Mr. North of a release of claims in favor of the Company.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing Mr. North’s appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)

The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(d).

(e)

The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description

99.1	Offer Letter of Employment, dated March 15, 2016, by and between Shutterfly, Inc. and Christopher North.

99.2	Press Release issued by Shutterfly, Inc., dated March 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Philip A. Marineau
Philip A. Marineau
Chairman and Interim Chief Executive Officer

Date: March 17, 2016

EXHIBIT INDEX

Number	Description

99.1	Offer Letter of Employment, dated March 15, 2016, by and between Shutterfly, Inc. and Christopher North.

99.2	Press Release issued by Shutterfly, Inc., dated March 17, 2016.